                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K/A-1


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 23, 2000



                        TELESERVICES INTERNET GROUP INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Florida                                              59-2773602
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)



100 Second Avenue South, Suite 1000, St. Petersburg, Florida            33701
--------------------------------------------------------------------------------
           (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:     (727) 895-4410
                                                   ---------------------------



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

AGREEMENT AND PLAN OF REORGANIZATION. On August 30, 2000, the Registrant reported on Form 8-K that it executed an Agreement and Plan of Reorganization ("Agreement") with GeneralSearch.com, Inc., a Minnesota corporation ("GSCI") and certain stockholders of GSCI on August 23, 2000, pursuant to which the Registrant acquired 84.7826% of the issued and outstanding shares of common stock of GSCI on that date, and undertook to provide the required financial statements by filing an amendment to the Form 8-K. This Form 8-K/A-1 is being filed to provide the accompanying required financial statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired. The required financial statements of GeneralSearch.com, Inc. are being provided herewith, commencing on page F-1, which follows the signature page.

         (b) Pro Forma Financial Information. The required pro forma financial information will be filed by a subsequent amendment.

         (c) Exhibits. None.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TELESERVICES INTERNET GROUP INC


                                             By:  /s/ Robert P. Gordon
                                                --------------------------------
                                                  Robert P. Gordon, Chairman


Date:  November 6, 2000

                             GENERALSEARCH.COM, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS
                          FOR THE PERIOD FROM INCEPTION
                                  (MAY 1, 1999)
                                     THROUGH
                                DECEMBER 31, 1999

                             GENERALSEARCH.COM, INC.
                          (A Development Stage Company)

                          INDEX TO FINANCIAL STATEMENTS
                          For the Period From Inception
                              (May 1, 1999) through
                               December 31, 1999

                                                                                                          PAGE
                                                                                                        --------
           INDEPENDENT AUDITORS' REPORT                                                                    F-1


           FINANCIAL STATEMENTS
                 Balance Sheet                                                                             F-2
                 Statement of Operations                                                                   F-3
                 Statement of Changes in Stockholders' Deficit                                             F-4
                 Statement of Cash Flows                                                                   F-5
                 Summary of Accounting Policies                                                         F-6 - F-7
                 Notes to Financial Statements                                                          F-8 - F-10

                          INDEPENDENT AUDITORS' REPORT



GeneralSearch.Com, Inc.
West Chicago, Illinois

We have audited the accompanying balance sheet of GeneralSearch.Com, Inc. (A Development Stage Company) (the "Company") as of December 31, 1999, and the related statements of operations, changes in stockholders' deficit and cash flows for the period from inception (May 1, 1999) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GeneralSearch.Com, Inc. at December 31, 1999, and the results of its operations and cash flows for the period from inception (May 1, 1999) through December 31, 1999, in conformity with generally accepted accounting principles.



Chicago, Illinois
July 24, 2000

                             GENERALSEARCH.COM, INC.
                          (A Development Stage Company)


                                  BALANCE SHEET

(Expressed in US Dollars)

                                                                                                  DECEMBER 31,
                                                                                                     1999
                                                                                                  ------------
ASSETS

CURRENT ASSETS
     Cash                                                                                          $ 246,638
     Prepaid expense (Note 1)                                                                         45,000
                                                                                                   ---------

TOTAL CURRENT ASSETS                                                                                 291,638
                                                                                                   ---------

PROPERTY AND EQUIPMENT (Note 2)
     Equipment and furnishings                                                                       100,000
         Less accumulated depreciation                                                               (13,333)
                                                                                                   ---------

TOTAL PROPERTY AND EQUIPMENT                                                                          86,667
                                                                                                   ---------

TOTAL ASSETS                                                                                       $ 378,305
                                                                                                   =========



LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable and accrued expenses                                                         $  26,250
     Due to officer (Note 3)                                                                         438,802
                                                                                                   ---------

TOTAL CURRENT LIABILITIES                                                                            465,052
                                                                                                   ---------

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' DEFICIT (Notes 5 and 6)
     Preferred stock, authorized 50,000,000 shares, no shares issued and outstanding                    --
     Common stock, no par value, authorized 100,000,000 shares, issued and outstanding 9,732,400
       shares                                                                                        346,665
     Accumulated deficit during the development stage                                               (433,412)
                                                                                                   ---------

TOTAL STOCKHOLDERS' DEFICIT                                                                          (86,747)
                                                                                                   ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                        $ 378,305
                                                                                                   =========



               See accompanying summary of accounting policies and
                         notes to financial statements.

                             GENERALSEARCH.COM, INC.
                          (A Development Stage Company)


                             STATEMENT OF OPERATIONS

                                          PERIOD FROM INCEPTION
                                          (MAY 1, 1999) THROUGH
                                               DECEMBER 31,
                                                  1999
                                          ---------------------
OPERATING EXPENSES
     Selling, general and administrative        $ 420,874
     Depreciation                                  13,333
                                                ---------

Total operating expenses                          434,207
                                                ---------

Operating loss                                   (434,207)
                                                ---------

OTHER INCOME (EXPENSE)
     Interest income                                  444
     Interest expense                                (220)
     Other                                            571
                                                ---------

Total other income                                    795
                                                ---------

NET LOSS                                        $(433,412)
                                                =========


              See accompanying summary of accounting policies and
                         notes to financial statements.

                             GENERALSEARCH.COM, INC.
                          (A Development Stage Company)


                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                 PERIOD FROM INCEPTION (MAY 1, 1999) THROUGH
                                                             DECEMBER 31, 1999
                                       ----------------------------------------------------------------
                                                                                             TOTAL
                                                         COMMON         ACCUMULATED       STOCKHOLDERS'
                                         SHARES           STOCK           DEFICIT           DEFICIT
                                       ----------------------------------------------------------------
     Initial capitalization            9,665,000        $   9,665        $    --           $   9,665
     Private placement proceeds           67,400          337,000             --             337,000
     Net loss                               --               --           (433,412)         (433,412)
                                       ---------        ---------        ---------         ---------

BALANCE, DECEMBER 31, 1999             9,732,400        $ 346,665        $(433,412)        $ (86,747)
                                       =========        =========        =========         =========



               See accompanying summary of accounting policies and
                         notes to financial statements.

                             GENERALSEARCH.COM, INC.
                          (A Development Stage Company)


                             STATEMENT OF CASH FLOWS

                                                                                 PERIOD FROM INCEPTION
                                                                                 (MAY 1, 1999) THROUGH
                                                                                      DECEMBER 31,
                                                                                          1999
                                                                                 ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                          $(433,412)
     Less: Expenditures paid on behalf of the Company by the founder/CEO                 338,802
     Adjustments to reconcile net loss to net cash used in operating activities
         Depreciation                                                                     13,333
         Changes in assets and liabilities
              Increase in prepaid expense                                                (45,000)
              Increase in accounts payable and accrued expenses                           26,250
                                                                                       ---------

Net cash used in operating activities                                                   (100,027)
                                                                                       ---------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from initial capitalization                                                  9,665
     Proceeds from private placement                                                     337,000
                                                                                       ---------

Net cash provided by financing activities                                                346,665
                                                                                       ---------

NET INCREASE IN CASH                                                                   $ 246,638
                                                                                       =========



--------------------------------------------------------------------------------
NONCASH FINANCING ACTIVITIES

         The founder/CEO advanced funds and provided fixed assets which are recorded in due to officer for the startup of the Company as follows:

                  Operations                         $338,802
                  Fixed Assets                        100,000
                                                     --------
                                                     $438,802


               See accompanying summary of accounting policies and
                         notes to financial statements.

                             GENERALSEARCH.COM, INC.
                          (A Development Stage Company)


                         SUMMARY OF ACCOUNTING POLICIES

     BUSINESS AND                    The Company, founded May 1, 1999 in West
     OPERATIONS                      Chicago, IL, is a global Internet
                                     communications and commerce company which provides a family-oriented search engine and Internet service for online users.

                                     Since its inception, the Company's efforts have been devoted to raising capital and developing its website for online users. Accordingly, through the date of these financial statements, the Company is considered to be in the development stage and the accompanying financial statements represent those of a development stage enterprise.

     USE OF ESTIMATES                The preparation of financial statements in
                                     conformity with generally accepted
                                     accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates.

     REVENUE RECOGNITION             No revenue has been generated as of
                                     December 31, 1999. The Company intends to derive revenue initially from advertisers who link their websites through
                                     GeneralSearch.Com's shopping site. The
                                     Company will receive a percentage of sales ranging from two to ten percent for purchases made through the Company's site.

     PRODUCT DEVELOPMENT             Product development costs included in
                                     selling, general and administrative
                                     expenses consist primarily of payroll and related expenses incurred in developing the Company's website.

     CASH AND CASH EQUIVALENTS       Cash and cash equivalents consist of cash
                                     of highly liquid investments with
                                     maturities of three months or less.

     PROPERTY AND EQUIPMENT;         Property and equipment are stated at cost.
     DEPRECIATION                    All property is depreciated over  the
                                     estimated useful lives of the assets using the straight-line method.

     IMPAIRMENT OF LONG-             The Company reviews its long-lived assets
     LIVED ASSETS                    for impairment whenever events or changes
                                     in circumstances indicate that the carrying amount of an asset may not be recoverable.
                                     Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to undiscounted pretax future net cash flows expected to be generated by that asset. An impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the fair value of the assets. To date, no such impairment has been recognized.

                             GENERALSEARCH.COM, INC.
                          (A Development Stage Company)


                         SUMMARY OF ACCOUNTING POLICIES


     TAXES ON INCOME                 The Company at inception elected to be
                                     treated as a "C" corporation, as defined in the Internal Revenue Code. The Company's current net operating loss may be used to offset future taxable income to the extent applicable.

     ADVERTISING COSTS               Advertising costs are expensed as incurred
                                     and included in selling, general and
                                     administrative expenses. Advertising
                                     expenses amounted to approximately $3,900 for the period through December 31, 1999.

     INTERNAL USE SOFTWARE COSTS     The Company has adopted the American
                                     Institute of Certified Public Accountants
                                     Statement of Position 98-1 ("SOP 98-1")
                                     "Accounting for the Costs of Computer
                                     Software Developed or Obtained for Internal
                                     Use." The Company has not incurred any
                                     costs as of December 31, 1999 that should be capitalized under SOP 98-1.

     COSTS OF START-UP ACTIVITIES    In April 1998, Statement of Position 98-5,
                                     "Reporting on the Cost of Start-up
                                     Activities" was issued. This SOP requires that the cost of start-up activities, including organization costs, be expensed as incurred. The Company has followed this policy since its inception.

                             GENERALSEARCH.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

1.      PREPAID EXPENSE       On December 2, 1999, the Company entered into a
                              one-year partner agreement with DirectHit
                              Technologies, Inc. for specific online services.
                              The contract terms required a $50,000 payment at inception, specifying first two months of service period at $5,000 and the four succeeding months at $10,000 each. The remaining term of the agreement shall be paid on a monthly basis. See Note 4 for remaining liability over the contract term.


2.      PROPERTY AND          Property and equipment, at cost, consists of the
        EQUIPMENT             following:

                                                             DECEMBER 31,
                                                                 1999
                                                                AMOUNT
                                                             ------------
                              Computer hardware                $ 82,400
                              Furniture and fixtures             13,250
                              Software                            4,350
                                                               --------

                                                                100,000

                              Less accumulated depreciation      13,333

                                                               --------
                              Property and equipment, net      $ 86,667
                                                               ========


3.      DUE TO OFFICER        Due to officer represents funds advanced from the
                              Company's founder/CEO for start-up operations and provided fixed assets. The funds have been paid in full subsequent to year end.

4.      COMMITMENTS           Lease Commitments

                              At year end, the Company leased its operating facility in West Chicago. This lease initially expired on May 31, 2000, with a month-to-month extension available by the lessor. As of December 31, 1999, the approximate future minimum lease payments totaled $15,700. Rental expense for the period was approximately $18,000.

                              Contractual Commitments

                              As of December 31, 1999, the Company had entered into an agreement with DirectHit Technologies, Inc. as disclosed in Note 1. The related future contractual payments totaled $60,000.

                             GENERALSEARCH.COM, INC.
                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS

5.      EQUITY                Initial Capitalization
        TRANSACTIONS
                              On May 1, 1999, in connection with the Company's formation, 9,665,000 shares of common stock were sold at $0.001 per share to the Company's founders, resulting in total cash proceeds of $9,665.

                              Private Placement

                              On September 15, 1999, the Company issued a private placement under Regulation D, Section 504 of the Securities Exchange Commission's ("SEC") Act of 1933. The offering was for a minimum of 50,000 common stock shares and a maximum of 1,000,000 common stock shares at $5.00 per share. As of December 31, 1999, the Company had received cash proceeds of $337,000 for 67,400 shares of common stock.

6.      SUBSEQUENT EVENTS     a)    In March 2000, the Company entered into an
                                    employment contract with an individual who was terminated shortly thereafter. Pursuant to the terms of the employment contract and termination agreement, the parties agreed to a final payment of $100,000 to the employee, with no future obligations by either party.

                              b) During fiscal 2000, the Company sold the remaining 1,091,600 shares under the first private placement including an over allotment of 159,000 shares, resulting in $5,458,000 of cash proceeds.

                              c) On April 15, 2000, the Company issued a second private placement under Regulation D,
                                    Section 504 of the SEC's Act of 1933. The offering was for a maximum of 1,000,000 shares of common stock at $6.00 per share. As of the report date, the Company has received $278,400 total cash proceeds for 46,400 shares under this second private offering.

                             GENERALSEARCH.COM, INC.
                          (A Development Stage Company)


                              d) Subsequent to year end, the Company has pursued a potential merger with TeleServices Internet Group, Inc. ("TSIG"), a public, Internet-based company. As of the report date, the Company has advanced approximately $1,025,000 to TSIG for business operations and $505,000 to the Chairman/CEO of TSIG. All funds advanced to TSIG and the Chairman have been formalized in promissory notes bearing interest at 8% if paid by the respective maturity dates of 120 days after the note date. If payment is not received by or on the maturity date, the promissory notes shall bear interest of 18% on the unpaid balance. Promissory notes due from the Chairman are secured by 390,909 shares of TSIG common stock. Promissory notes from TSIG are unsecured.

                              e) In July 2000, the Company entered into a 38-month lease agreement for its new operating facility in Oak Brook, Illinois, commencing on August 1, 2000. The approximate future minimum lease payments on this lease entered into subsequent to year end are:

                              DECEMBER 31,                           AMOUNT
                                    2000                            $ 65,000
                                    2001                             157,000
                                    2002                             162,000
                                    2003                             124,000
                                                                    --------
                                       TOTAL                        $508,000
                                                                    ========

                              f) Subsequent to year end, the Company entered into numerous business agreements primarily related to the expansion of on-line user features. The approximate future payments totaled $251,000 and $123,000 for the years ended December 31, 2000 and 2001 respectively.

                              g) Subsequent to year end, the Company issued 200,000 options at below market exercise prices to various employees upon being hired.

                                     The difference between the market price and the option strike price will result in a charge to compensation expense.

                              h) Subsequent to year end, the Company issued 617,600 shares for services rendered by financial advisors. The Company will take a charge to operations in 2000 for the fair value of the shares issued.

              GENERALSEARCH.COM, INC. (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS

UNAUDITED FINANCIAL STATEMENTS FOR THE PERIOD ENDED JUNE 30, 2000:

    Balance Sheet                                                       F-11
    Statements of Operations                                            F-12
    Statement of Changes in Stockholders' Equity                        F-13
    Statements of Cash Flows                                            F-14
    Notes to Financial Statements                                F-15 - F-16

              GeneralSearch.Com, Inc. (A Development Stage Company)

                                  Balance Sheet
                                   (unaudited)

                                  June 30, 2000


ASSETS

Current Assets:
     Cash                                                                     3,594,945
     Notes receivable, related party                                            900,000
     Interest receivable                                                          5,348
     Prepaid expense                                                             28,961
                                                                           ------------
         Total Current Assets                                                 4,529,254

Equipment and furnishings, net of accumulated depreciation                      179,017
Capitalized software development costs                                          263,136
                                                                           ------------

              Total Assets                                                 $  4,971,407
                                                                           ============



LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
     Accounts payable and accrued expenses                                 $     33,086
                                                                           ------------
              Total Liabilities                                            $     33,086
                                                                           ------------

Stockholders' Equity
     Preferred stock, authorized 50,000,000 shares, no shares issued
         and outstanding                                                             --
     Common stock, no par value, authorized 100,000,000 shares,
         issued and outstanding 11,482,300 shares                             9,139,775
     Accumulated deficit during the development stage                        (4,480,554)
     Additional paid in capital                                                 382,000
     Deferred compensation                                                     (102,900)
         Total Stockholders' equity                                           4,938,321
                                                                           ------------



         Total Liabilities and Stockholders' equity                        $  4,971,407
                                                                           ============



            See accompanying notes to unaudited financial statements

              GeneralSearch.Com, Inc. (A Development Stage Company)

                             Statement of Operations
                                   (unaudited)

                                                                   Period from       Period from
                                                                   inception         inception
                                                 Six months        (May 1, 1999)     (May 1, 1999)
                                                 Ended             through           through
                                                 June 30, 2000     June 30, 1999     June 30, 2000
                                                 -------------     -------------     -------------
                                                 (unaudited)       (unaudited)

Operating Expenses:
     Selling, general and administrative         $  4,058,364      $    104,649      $  4,479,238
     Depreciation                                      27,950                --            41,283
                                                 ------------      ------------      ------------
Total operating expenses                            4,086,314           104,649         4,520,521
                                                 ------------      ------------      ------------

Operating loss                                     (4,086,314)         (104,649)       (4,520,521)
                                                 ------------      ------------      ------------
Other Income (Expense):
     Interest income                                   39,014                --            39,458
     Interest expense                                      --                --              (220)
     Other                                                158                --               729
                                                 ------------      ------------      ------------
     Total other income                                39,172                --            39,967
                                                 ------------      ------------      ------------

Net loss                                         $ (4,047,142)     $   (104,649)     $ (4,480,554)
                                                 ============      ============      ============


            See accompanying notes to unaudited financial statements

              GeneralSearch.Com, Inc. (A Development Stage Company)

                  Statement of Changes in Stockholders' Equity
                                   (unaudited)


                                                                                                                        Total
                                                             Common        Paid-in       Deferred     Accumulated    Stockholders'
                                                Shares        Stock        Capital     Compensation     Deficit         Equity
                                             -----------   -----------   -----------   ------------   -----------    ------------

Period from inception (May 1, 1999)
through June 30, 2000                          9,665,000   $     9,665   $        --   $        --    $        --    $     9,665

Private placement proceeds                        67,400       337,000            --            --             --        337,000

Net loss                                              --            --            --            --       (433,412)      (433,412)
                                             -----------   -----------   -----------   -----------    -----------    -----------

Balance, December 31, 1999                     9,732,400   $   346,665   $        --   $        --    $  (433,412)   $   (86,747)

Private placement proceeds at $5 per share     1,097,300     5,486,500            --            --             --      5,486,500

Private placement proceeds at $6 per share        44,400       266,400            --            --             --        266,400

Issuance of common stock as private
         placement offering costs                101,498            --            --            --             --             --

Issuance of common stock for financial
         advisory services                       496,202     2,977,210            --            --             --      2,977,210

Issuance of common stock to employees             10,500        63,000            --            --             --         63,000

Below market stock options issued                     --            --       382,000      (102,900)            --        279,100

Net Loss                                              --            --            --            --     (4,047,142)    (4,047,142)
                                             -----------   -----------   -----------   -----------    -----------    -----------

Balance, June 30, 2000                        11,482,300   $ 9,139,775   $   382,000   $  (102,900)   $(4,480,554)   $ 4,938,321
                                             ===========   ===========   ===========   ===========    ===========    ===========


            See accompanying notes to unaudited financial statements

              GeneralSearch.Com, Inc. (A Development Stage Company)

                            Statements of Cash Flows
                                   (unaudited)


                                                                                    Period from       Period from
                                                                                    inception         inception
                                                                 Six months         (May 1, 1999)     (May 1, 1999)
                                                                 Ended              through           through
                                                                 June 30, 2000      June 30, 1999     June 30, 2000
                                                                 -------------      -------------     -------------
                                                                 (unaudited)       (unaudited)       (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss from continuing operations                              $ (4,047,142)     $   (104,648)     $ (4,480,554)
Less:  Expenditures paid on behalf of the Company by
     The Founder/CEO                                                       --            98,597           338,802
Adjustments to reconcile net loss to net cash (used in)
Provided by operating activities:
     Non cash items
     Depreciation                                                      27,950                --            41,283
     Stock issued as compensation to employees                         63,000                --            63,000
     Stock option compensation                                        279,100                --           279,100
     Common stock issued for financial advisory services            2,977,210                --         2,977,210
Changes in
     Interest receivable                                               (5,348)               --            (5,348)
     Prepaid expenses                                                  16,039                --           (28,961)
     Accounts payable and accrued expenses                              6,836             6,051            33,086
                                                                 ------------      ------------      ------------

     Net cash used in Operating Activities                           (682,355)              (--)         (782,382)

Cash flows from investing activities
     Purchase of fixed assets                                        (120,300)               --          (120,300)
     Capital expenditures for software development costs             (263,136)               --          (263,136)
     Loans to Chairman of TSIG                                       (200,000)               --          (200,000)
     Loans to TSIG                                                   (700,000)               --          (700,000)
                                                                 ------------      ------------      ------------

     Net cash used in investing activities                         (1,283,436)               --        (1,283,436)
                                                                 ------------      ------------      ------------

Cash flows from financing activities
     Proceeds from initial capitalization                                  --             9,665             9,665
     Proceeds from private placements of common stock               5,752,900                --         6,089,900
     Repayment of officer loan                                       (438,802)               --          (438,802)
                                                                 ------------      ------------      ------------

     Net cash provided by financing activities                      5,314,098             9,665         5,660,763
                                                                 ------------      ------------      ------------

Increase in cash                                                    3,348,307             9,665         3,594,945
Cash, beginning of period                                             246,638                --                --
                                                                 ------------      ------------      ------------
Cash, end of period                                              $  3,594,945      $      9,665      $  3,594,945
                                                                 ============      ============      ============


Noncash Financing Activities:

From inception (May 1, 1999) through December 31, 1999, the founder/CEO advanced funds and provided fixed assets which were recorded in due to officer for the startup of the Company as follows:

     Operations                $     338,802
     Fixed assets                    100,000
                               -------------
     Total advanced            $     438,802
                               =============

            See accompanying notes to unaudited financial statements

              GeneralSearch.Com, Inc. (A Development Stage Company)

                          Notes to Financial Statements

1.   Financial Statements:

     The financial statements included herein have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

     The financial statements for the interim periods included herein, which are unaudited, include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position and results of operations of GeneralSearch, Inc. ("GeneralSearch") for the periods presented. The results of operations for interim periods should not be considered indicative of results to be expected for the full year.

2.   Business and subsequent event:

     Upon the consummation of the business combination described in the Form 8-K dated August 23, 2000 filed by TSIG on August 30, 2000, the former stockholders of GeneralSearch obtained approximately 55% of the voting rights of TeleServices Internet Group Inc. ("TSIG"). Although GeneralSearch became a subsidiary of TSIG, the transaction was accounted for as a purchase of TSIG by GeneralSearch (a reverse acquisition in which GeneralSearch is considered the acquirer for accounting purposes) since the stockholders of GeneralSearch obtained a majority of the voting rights of TSIG as a result of this transaction. Accordingly, the historical financial statements of TSIG for the periods prior to the time of the transaction are those of GeneralSearch.


3.   Advances to related party:

     The Company has pursued the business combination with TSIG, a public, Internet-based company, since April 2000. As of June 30 2000, the Company has advanced approximately $700,000 to TSIG for business operations and $200,000 to the Chairman/CEO of TSIG and as of September 30, 2000 these advances have increased to approximately $1,600,000 and $505,000 respectively. All funds advanced to TSIG and the Chairman have been formalized in promissory notes bearing interest at 8% if paid by the respective maturity dates of 120 days after the note dates. If payment is not received by or on the maturity date, the promissory notes shall bear interest of 18% on the unpaid balance. Promissory notes due from the Chairman are collateralized secured by 390,909 shares of TSIG common stock. Promissory notes from TSIG are uncollateralized. The TSIG note and related interest



            See accompanying notes to unaudited financial statements

              GeneralSearch.Com, Inc. (A Development Stage Company)

3.   Advances to related party (continued):

     expense will be eliminated in the Companies consolidated financial statements as of the date of the business combination.

4.   Private placements:

     The Company sold 1,097,300 and 44,400 shares of common stock in private placements with proceeds of $5,486,500 and $266,400 or $5.00 and $6.00 per share, respectively, during the six months ended June 30, 2000. The Company issued 597,700 shares of common stock for financial advisory services related to the private placements. The Company recorded the issuance of 101,498 of these shares of common stock, with a fair market value of $608,988 or $6.00 per share, representing approximately 10% of the private placement offering proceeds in connection with the offerings. The remaining 496,202 shares with a fair market value of $2,977,210 or $6.00 per share, were charged to operations as financial advisory fees.

5.   Stock granted to employees:

     The Company granted 10,500 shares of common stock to employees during the six months ended June 30, 2000 with a fair market value of $63,000 or $6.00 per share. The fair market value of the stock grant was recorded as compensation expense on the date of grant.

6.   Stock options:

     During the six months ended June 30, 2000, the Company granted options to purchase 200,000 shares of the Company's common stock to employees with exercise prices ranging from $2.50 to $6.00 per share of which 109,000 vested on May 1, 2000 with the remaining 91,000 options vest through May 1, 2002. The Company charged operations for $279,100 related to vested options issued at below market and recorded $102,000 as deferred compensation related to unvested options issued at below market.


            See accompanying notes to unaudited financial statements